Exhibit 21.1

                              HRPT PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



Causeway Holdings, Inc. -- (Massachusetts)
Health and Retirement Properties International, Inc. -- (Delaware)
Indemnity Collection Corporation -- (Delaware)
Hub Acquisition Trust -- (Maryland)
Hub Management, Inc. -- (Delaware)
Hub Realty College Park I, LLC -- (Maryland)
Hub Realty Buffalo, Inc. -- (Delaware)
Hub Realty College Park, Inc. -- (Delaware)
Hub Realty Golden, Inc. -- (Delaware)
EPA Golden Limited Partnership -- (Delaware)
Hub Realty Funding, Inc. -- (Delaware)
Hub Realty Kansas City, Inc. -- (Delaware)
Hub Realty Richland, Inc. -- (Delaware)
Hub Properties Trust -- (Maryland)
1735 Market Street Properties Trust -- (Maryland)
Hub LA Limited Partnership (98%) -- (Delaware)
Cedars LA LLC -- (Delaware)
Hub LA Properties Trust -- (Maryland)
Hub Woodmont Investment Trust -- (Maryland)
HUB Woodmont  Limited  Liability  Company (99%) --  (Delaware)
Nine Penn Center Properties  Trust  --  (Maryland)
Nine  Penn  Center   Associates,   L.P. -- (Pennsylvania)
Park San  Antonio  Properties  Trust --  (Maryland)
Quarry Lake Properties Trust -- (Maryland)
Rosedale Properties Trust -- (Maryland)
Rosedale Properties,  Inc. -- (Delaware)
Rosedale Properties Limited Liability Company -- (Delaware)
SP Holding  Property Trust -- (Maryland)
1600 Market Street Property Trust -- (Maryland)
Bridgepoint  Property  Trust -- (Maryland)
Franklin  Plaza Property Trust -- (Maryland)
Herald Square LLC -- (Delaware)
Indiana Avenue LLC -- (Delaware)
Lakewood Property Trust -- (Maryland)
4 Maguire Road Realty Trust (Nominee Trust) --  (Massachusetts)
47 Harvard Street Real Estate Trust (Nominee Trust) -- (Massachusetts) University Avenue Real Estate Trust (Nominee Trust) -- (Massachusetts)
HRPT  Medical   Buildings  Realty  Trust  (Nominee  Trust)  -- (Massachusetts)
Hub MA Realty  Trust  (Nominee  Trust) --  (Massachusetts)
MOB Realty  Trust  (Nominee  Trust) --  (Massachusetts)
Putnam  Place  Realty Trust (Nominee  Trust)  --  (Massachusetts)
Hub RI  Properties  Trust  --  (Maryland)
Research  Park  Properties   Trust  --  (Maryland)
Rosedale   Corporate  Plaza Condominium, Inc. (Minnesota)